SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2004

LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 409-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     On September 20, 2004, Ladenburg Thalmann Financial Services Inc. (“Company”) received notice from the American Stock Exchange (“Exchange”) indicating that it was below certain additional continued listing standards of the Exchange, specifically that the Company had sustained losses in three of its four most recent fiscal years with shareholders’ equity of less than $4 million, as set forth in Section 1003(a)(ii) of the Exchange’s Company Guide.

     In November 2003, the Company had received a similar letter from the Exchange indicating that the Company was below the continued listing standard of the Exchange for having sustained losses in two of its three most recent fiscal years with shareholders’ equity of less than $2 million, as set forth in Section 1003(a)(i) of the Exchange’s Company Guide. At that time, the Company was afforded an opportunity to submit a plan to regain compliance with the continued listing standards of the Exchange and did so in December 2003. The Exchange accepted this plan and provided the Company with an extension until May 13, 2005 to regain compliance with the Exchange’s continued listing standards. The Company was allowed to maintain its listing on the Exchange through the plan period, subject to periodic review by the Exchange of the Company’s progress with the plan. As a result of this review, the Exchange determined that sufficient progress had not been made and the Exchange issued its September 2004 notification.

     The September 2004 notification indicates that the Company has until October 4, 2004 to submit a revised plan advising the Exchange of action it has taken, or will take, that would bring the Company into compliance with the Exchange's continued listing standards by May 13, 2005. Upon receipt of the Company’s revised plan, which the Company anticipates filing with the Exchange prior to the October 4, 2004 deadline, the Exchange will evaluate the revised plan and make a determination as to whether the Company has made a reasonable demonstration in the revised plan of an ability to regain compliance with the continued listing standards, in which case the revised plan will be accepted. If accepted, the Company will be able to continue its listing during the remainder of the original plan period through May 13, 2005, during which time the Company will be subject to continued periodic review by the Exchange’s staff to determine whether it is making progress consistent with the revised plan. If the Company’s revised plan is not accepted, the Exchange could initiate delisting procedures against the Company.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

          99.1   Press release dated September 24, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2004

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Salvatore Giardina
	Name:	Salvatore Giardina
	Title:	Executive Vice President and Chief Financial Officer

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